IMAX CORPORATION

EXHIBIT 10.39

Robert D. Lister Renewal – Term Sheet

January 23, 2014

Term: 4 years

Base Salary:	2014 – $625k
2015 – $650k
2016 – $675k
2017 – $700k

Bonus Target: 60%

LTI: $1.4M/annum = $5.6M total grant value

•	Terms:

•	Four annual grants of $1.4M (first grant after current blackout ends)

•	2014: 50% stock options/50% RSU’s

•	2015: 40% stock options/60% RSU’s

•	2016: 33% stock options/67% RSU’s

•	2017: 25% stock options/75% RSU’s

•	4-year vesting (1/4 each year)

•	Upon termination after CIC, to the extent total value of vested options & RSU’s from these grants is less than $5.6M, severance will be increased by difference.

Other Changes

•	Termination/Severance: Definition of Termination without Cause will no longer include a resignation in the event RLG ceases to be CEO.

•	Change in Control: Second trigger on vesting of options/RSU’s will no longer be BJW & RLG ceasing to be co-CEOs, but will be limited to (i) termination without cause, (ii) diminution of title or responsibilities (including no longer reporting directly to CEO), or (iii) relocation.